ASSUMPTION AGREEMENT


	AGREEMENT made as of April 28, 2017 between Principal Management Corporation ("PMC") and Principal Global
Investors, LLC ("PGI"), each an indirect, wholly-owned subsidiary of Principal Financial Group, Inc.

	WHEREAS, Principal Variable Contracts Funds, Inc. is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940
Act");

	WHEREAS, PMC has been appointed as investment advisor to every series of Principal Variable Contracts Funds Inc. (each a "Fund" and together, the "Funds") pursuant to an Amended and Restated Management Agreement dated March 30, 2017, as amended (the "Investment Advisory Agreement");

	WHEREAS, PMC will merge with and into PGI on or about May 1, 2017 (the foregoing referred to as the "Merger");

	WHEREAS, the Merger will not result in any changes to the personnel or investment operations with respect to the Funds;
and

	WHEREAS, PMC and PGI now desire to have PGI assume
PMC's rights and responsibilities with respect to the Funds pursuant to the Investment Advisory Agreement.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

      1.	PGI shall assume all rights and responsibilities of
PMC under the Investment Advisory Agreement with respect to the Funds upon the completion of the Merger.

      2.	PGI and PMC hereby represent that (i) the
management and personnel of PMC responsible for providing investment advisory services to the Funds under the Investment Advisory Agreement, including the portfolio managers and the supervisory personnel, are or will be staff or associated persons of PGI, in which capacity they will continue to provide such services for the Funds, and (ii) PGI and PMC are each indirect wholly-owned subsidiaries of Principal Financial Group, Inc. PGI and
PMC believe that the assumption affected by this Assumption Agreement does not involve a change in actual control or actual management with respect to the investment adviser of the Funds.

      3.	The parties hereby agree that this Assumption
Agreement shall be attached to and made a part of the Investment
Advisory Agreement.

[Signature Page Follows]
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRINCIPAL MANAGEMENT CORPORATION




By:
/s/ Adam Shaikh




Name: Adam Shaikh



Title: Counsel







By:
/s/ Jennifer Block




Name: Jennifer Block



Title: Counsel


PRINCIPAL GLOBAL INVESTORS, LLC




By:
/s/ Barbara McKenzie


(Authorized Officer)




Name: Barbara McKenzie



Title:  Sr Exec Dir - Investments




By:
/s/ Thomas Pospisil


(Authorized Officer)




Name: Thomas Pospisil



Title:  Assistant General Counsel